Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of June 11, 2025, by and between ADC Therapeutics SA, a société anonyme domiciled in Epalinges, Canton of Vaud, Switzerland, and organized under the laws of Switzerland (the “Company”), and the undersigned investor (the “Investor”). Substantially concurrently with the execution of this Agreement, the Company is entering into separate purchase agreements (collectively, the “Additional Purchase Agreements”) with certain investors (the “Additional Investors”), severally and not jointly, to purchase securities from the Company in one or more transactions exempt from the registration requirements of the Securities Act (as defined below) pursuant to Section 4(a)(2) thereof (the transactions contemplated by this Agreement and the Additional Purchase Agreements, collectively, the “PIPE Transaction”).

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. For the purposes of this Agreement, capitalized terms not otherwise defined shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Shares” means the common shares, par value CHF 0.08 per share, of the Company.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Health Care Laws” means (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Public Health Service Act (42 U.S.C. §§ 201 et seq.); (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. False Statements Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. § 3729 et seq.), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the exclusion law (42 U.S.C. §1320a-7); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.); (iv) regulations promulgated pursuant to such statutes; and (v) any and all other applicable federal, state, or foreign health care laws and regulation applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company.

“NYSE” means the New York Stock Exchange.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agents” means each of Jefferies LLC, Guggenheim Securities, LLC, Cantor Fitzgerald & Co. and RBC Capital Markets, LLC.

“Pre-Funded Warrants” means the pre-funded warrants of the Company, in the form attached as Exhibit A hereto.

“Registrable Securities” means (i) the Shares and the Warrant Shares and (ii) any other Common Shares issued as a dividend or other distribution with respect to, in exchange for or in replacement of the Shares or the Warrant Shares; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, registration statement hereunder with respect thereto) upon the first to occur of (A) a registration statement with respect to the sale of such Registrable Securities being declared effective by the SEC under the Securities Act and such Registrable Securities having been disposed of or transferred by the holder thereof in accordance with such effective registration statement, (B) such Registrable Securities having been previously sold or transferred in accordance with Rule 144 (or another exemption from the registration requirements of the Securities Act), (C) such securities becoming eligible for resale without volume or manner-of-sale restrictions and without current public information requirements pursuant to Rule 144, (D) such securities are no longer outstanding or (E) the third anniversary of the Closing Date.

“Regulation D” means Regulation D as promulgated by the SEC under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” means the documents filed by the Company with the SEC pursuant to the Exchange Act on or after January 1, 2025.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Shares).

“Trading Day” means a day on which the NYSE is open for trading.

“Transaction Documents” means this Agreement and the Warrants (as defined below).

“Warrant Shares” means the Common Shares issuable upon exercise of the Warrants in full without regard to any exercise limitations therein.

Section 2. Purchase and Sale of the Securities. At the Closing (as defined below), upon the terms of and subject to the conditions set forth in this Agreement, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, (i) the number of Common Shares set forth under the heading “Number of Shares” on the Investor’s signature page to this Agreement (such Common Shares, collectively, the “Shares”), at a price per Share equal to $3.53 and (ii) the number of Pre-Funded Warrants set forth under the heading “Number of Pre-Funded Warrants” on the Investor’s signature page to this Agreement (such Pre-Funded Warrants, collectively, the “Warrants” and, together with the Shares, the “Securities”), at a price per Warrant equal to $3.432, which is the price per Share under this Agreement minus the U.S. dollar equivalent of the exercise price of such Warrant.

Section 3. Closing.

Section 3.1. The closing of the purchase and sale of the Securities pursuant to this Agreement (the “Closing”) shall be held remotely no later than 9:30 a.m. (New York City time) on June 16, 2025 (the “Closing Date”).

Section 3.2. At or prior to the Closing, the Investor shall execute any related agreements or other documents required to be executed under this Agreement, dated on or before the Closing Date, including but not limited to the Investor Questionnaire in the form attached as Annex A hereto (the “Investor Questionnaire”).

Section 3.3. At the Closing, (i) the Investor shall pay the purchase price of the Securities to the Company by wire transfer in immediately available U.S. federal funds to an account designated by the Company in writing not later than two Business Days prior to the Closing Date and (ii) the Company shall issue and deliver to the Investor the Shares in book-entry form and registered in the name of the Investor (or its nominee if specified in writing not later than two Business Days prior to the Closing Date) and the Warrants in electronic form and registered in the name of the Investor (or its nominee if specified in writing not later than two Business Days prior to the Closing Date).

Section 3.4. The book-entry positions evidencing the Shares and the Warrants, in each case, delivered on the Closing Date, shall bear the following legend: “THE SECURITIES REPRESENTED HEREBY (AND ANY SECURITIES ISSUED UPON THE EXERCISE OF THE SECURITIES REPRESENTED HEREBY) HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

Section 4. Representations and Warranties of the Company. The Company represents and warrants to the Investor, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

Section 4.1. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act. At the time of filing thereof, each SEC Document complied in all material respects with the Exchange Act. At the time of filing thereof, each SEC Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.2. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and listed for trading on NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the SEC, respectively, to prohibit or terminate the listing of the Common Shares on NYSE or to deregister the Common Shares under the Exchange Act.

Section 4.3. The Company has been duly incorporated and is validly existing as a Swiss stock corporation (société anonyme) in good standing (to the extent this concept applies) under the laws of Switzerland, has the corporate power and authority to own its property and to conduct its business, is not in liquidation or receivership or the subject of any insolvency or bankruptcy proceedings and is duly qualified to transact business (and, if applicable, is in good standing) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent this concept applies) would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

Section 4.4. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation (and, if applicable, in good standing) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business, is not in liquidation or receivership or the subject of any insolvency or bankruptcy proceedings and is duly qualified to transact business (and, if applicable, is in good standing) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent this concept applies) would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as otherwise described in the SEC Documents, all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and such shares are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

Section 4.5. This Agreement has been duly authorized, executed and delivered by the Company. Assuming due authorization, execution and delivery of this Agreement by the Investor, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

Section 4.6. The Common Shares issued and outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

Section 4.7. The Common Shares conform as to legal matters to the description thereof contained in the SEC Documents. Except as otherwise described in the SEC Documents or in connection with the PIPE Transaction, there are no outstanding rights (including, without limitation, subscription rights), warrants or options to acquire, or instruments, securities or rights convertible into or exchangeable for, any Common Shares or other equity interest in the Company to which the Company or any of its subsidiaries is a party, or any contract, commitment, or arrangement of any kind to which the Company or any of its subsidiaries is a party under which the Company or any of its subsidiaries have committed to issue any Common Shares or grant any such convertible or exchangeable securities or any such rights, warrants or options. Except as otherwise described in the SEC Documents, there are no outstanding rights (including, without limitation, subscription rights), warrants or options to acquire, or instruments, securities or rights convertible into or exchangeable for, any shares of any of the Company’s subsidiaries to which the Company or any of its subsidiaries is a party, or any contract, commitment, or arrangement of any kind to which the Company or any of its subsidiaries is a party under which the Company or any of its subsidiaries have committed to issue any shares, rights, warrants or options or instruments convertible into or exchangeable for, any shares of any subsidiary of the Company.

Section 4.8. The issuance and sale of the Securities will have been duly authorized on the Closing Date. The Shares, when delivered and paid for in the manner contemplated by this Agreement, will, at all times, be validly issued, fully paid and non-assessable. The Shares, when delivered and paid for in the manner contemplated by this Agreement, will be, subject only to any restrictions applicable under the Company’s articles of association or applicable laws, freely transferable except as described in the SEC Documents, and will not be subject to any pre-emptive right, third-party rights or similar rights (including, without limitation, any security interest under articles 24 and 25 of the Swiss Federal Act on Intermediated Securities) granted by the Company or any of its subsidiaries other than as contemplated by this Agreement. The Warrants, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance therewith, will, at all times, be validly issued, fully paid and non-assessable, and when delivered and paid for in the manner contemplated by the Warrants, will be, subject only to any restrictions applicable under the Company’s articles of association or applicable laws, freely transferable except as otherwise described in the SEC Documents, and will not be subject to any pre-emptive right, third-party rights or similar rights (including, without limitation, any security interest under articles 24 and 25 of the Swiss Federal Act on Intermediated Securities) granted by the Company or any of its subsidiaries other than as contemplated by the Warrants. The Company has a valid conditional share capital for financing purposes, out of which the Warrant Shares may be issued in compliance with the Company's articles of association (Statuts) and then delivered. On the Closing Date, the Company will have duly reserved in its conditional share capital for financing purposes the number of Warrant Shares that are issuable and deliverable upon the exercise of the Warrants.

Section 4.9. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents do not contravene any provision of (i) applicable law, (ii) the articles of association (Statuts) or the organizational regulations (Règlement d’organisation) of the Company or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency, or court having jurisdiction over the Company or any subsidiary, except that in the case of clauses (i) and (iii) as would not, individually, or in the aggregate, have a material adverse effect on the Company or on the power and ability of the Company to perform its obligations under the Transaction Documents. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (A) such as have been obtained or waived or as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Securities and the Warrant Shares, (B) the registration of the share capital increase for the Transaction with the Commercial Register of the Canton of Vaud, (C) the listing of the Shares and the Warrant Shares on the NYSE and (D) the registration of the Registrable Securities as contemplated by Section 7.9, subject to (A) to (B) being obtained or done on or prior to the Closing Date.

Section 4.10. There has not occurred any material adverse effect on the Company and its subsidiaries, taken as a whole, or any development involving a prospective material adverse effect on the Company and its subsidiaries, taken as a whole, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the SEC Documents or otherwise disclosed to the Investor.

Section 4.11. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, other than proceedings accurately described in all material respects in the SEC Documents and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Transaction Documents. There are no orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its subsidiaries, other than proceedings accurately described in all material respects in the SEC Documents and orders, writs, injunctions, judgments or decrees that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Transaction Documents. Neither the Company nor any subsidiary, nor to the knowledge of the Company, any director or officer of the Company or any subsidiary, is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or such subsidiary or a claim of breach of fiduciary duty relating to the Company or such subsidiary.

Section 4.12. The Company is not, and after giving effect to the offering and sale of the Securities contemplated hereby and the application of the proceeds thereof will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Section 4.13. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state, cantonal and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

Section 4.14. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

Section 4.15. None of the Company or its subsidiaries or controlled Affiliates, or any director or officer, or, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled Affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws. The Company and its subsidiaries and controlled Affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

Section 4.16. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 4.17. Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, controlled Affiliate or representative of the Company or any of its subsidiaries, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss State Secretariat of Economic Affairs, the Swiss Directorate of International Law or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region located in Ukraine, and the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine as may be determined by the U.S. Secretary of the Treasury pursuant to Executive Order 14065). The Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). Since April 24, 2019, the Company and its subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Section 4.18. Subsequent to December 31, 2024, except as described in the SEC Documents, in connection with the PIPE Transaction or otherwise disclosed to the Investor, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, (ii) the Company has not purchased any of its outstanding share capital other than from its employees or other service providers in connection with the termination of their service pursuant to the terms of the equity compensation plans, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital and (iii) except for the issuance of Common Shares into treasury, there has not been any material change in the share capital (other than the exercise or settlement of equity awards or grants or forfeiture of equity awards granted pursuant to the equity compensation plans), short-term debt or long-term debt of the Company and its subsidiaries.

Section 4.19. The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property (other than intellectual property, which is addressed exclusively in Section 4.20) owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the SEC Documents.

Section 4.20. Except as described in the SEC Documents and except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses as now operated by them, and as proposed to be operated in the future (including upon the commercialization of the Company’s and its subsidiaries’ products or services), in each case as described in the SEC Documents (the “Company Intellectual Property”), (ii) to the Company’s knowledge, there are no third parties who have rights to any Company Intellectual Property, except for customary reversionary rights of third-party licensors, (iii) the Company Intellectual Property owned by the Company and its subsidiaries and, to the Company’s knowledge, the Company Intellectual Property licensed to the Company and its subsidiaries, are subsisting and, to the Company’s knowledge, valid and enforceable, (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any Company Intellectual Property, and, to the Company’s knowledge, the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, (v) there is no pending or, to the Company’s knowledge, threatened in writing action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, (vi) neither the Company nor any of its subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights, (vii) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Company Intellectual Property owned by the Company, (viii) to the Company’s knowledge, (A) neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any third-party Intellectual Property Rights, and (B) the commercialization of the products or services described in the SEC Documents as under development by the Company will not infringe, misappropriate, or otherwise violate any third-party Intellectual Property Rights, (ix) to the Company’s knowledge, the Company and its subsidiaries have complied with the terms of each agreement to which they are a party and pursuant to which Intellectual Property Rights have been licensed to the Company or its subsidiaries, and all such agreements are in full force and effect, (x) to the Company’s knowledge, during the prosecution of the patents and patent applications included in the Company Intellectual Property, the Company and its subsidiaries have complied with the duty of candor and good faith with respect to such patents and patent applications as required by the United States Patent and Trademark Office and all foreign offices having similar requirements, (xi) all employees or contractors engaged in the development of Company Intellectual Property on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Company Intellectual Property to the Company or the applicable subsidiary, and no such agreement has been breached or violated, (xii) to the Company’s knowledge, none of the Company Intellectual Property has been obtained, or is being used, by the Company or its subsidiary in violation of any contractual obligation binding on the Company or its subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons and (xiii) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

Section 4.21. No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the SEC Documents, or, to the knowledge of the Company, is imminent, in either case, that could have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

Section 4.22. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged, except where the failure to be so insured would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for three years preceding the date of this Agreement. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the SEC Documents.

Section 4.23. The Company and its subsidiaries, taken as a whole, possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorization and permits would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the SEC Documents.

Section 4.24. The Company and its subsidiaries on a consolidated basis maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included in the SEC Documents fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 4.25. Except as described in each of the SEC Documents, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

Section 4.26. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

Section 4.27. The consolidated financial statements included in the SEC Documents, together with the related schedules and notes thereto, present fairly in all material respects the consolidated financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the SEC Documents, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements and except as otherwise noted therein.

Section 4.28. PricewaterhouseCoopers SA, who has audited certain financial statements of the Company, is (i) an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) and (ii) an independent statutory auditor with respect to the Company and a state regulated audit firm (société d’audit réglementée par l’État) under the applicable provisions of the Swiss Code of Obligations, and the Swiss Audit Oversight Act (Loi fédérale sur l’agrément et la surveillance des réviseurs) and any ordinances promulgated thereunder, respectively.

Section 4.29. Except as described in the SEC Documents and except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the pre-clinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiaries or in which the Company or its subsidiaries have participated, that are described in the SEC Documents or the results of which are referred to in the SEC Documents, as applicable, were, and if still pending are, being conducted in accordance with the protocols submitted to the U.S. Food and Drug Administration (the “FDA”), the Swiss Agency for Therapeutic Products (“swissmedic”), and other applicable regulatory authorities (including, without limitation, any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, FOPH, swissethics and swissmedic) (collectively, the “Regulatory Authorities”), the applicable rules and regulations of the Regulatory Authorities, and current Good Clinical Practices and Good Laboratory Practices, (ii) the descriptions in the SEC Documents of the results of such studies and trials are accurate and fairly present the data derived therefrom, (iii) the Company has no knowledge of any other studies or trials not described in the SEC Documents, the results of which call into question the results described or referred to in the SEC Documents, (iv) the Company and its subsidiaries have operated at all times and are currently in material compliance with all applicable statutes, rules and regulations of the Regulatory Authorities and (v) neither the Company nor any of its subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, modification or suspension of any pre-clinical studies or clinical trials that are described in the SEC Documents or the results of which are referred to in the SEC Documents, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s best knowledge, there are no reasonable grounds for the same.

Section 4.30. Except as described in the SEC Documents and except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company has not failed to file with the Regulatory Authorities any required filing, declaration, listing, registration, report or submission that is a responsibility with the Company with respect to the Company’s product candidates that are described or referred to in the SEC Documents. All such filings, declarations, listings, registrations, reports or submissions were to the Company’s knowledge in compliance with applicable laws when filed. To the Company’s knowledge no deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

Section 4.31. Except as described in the SEC Documents and except as would be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries are, and at all times have been, in compliance with all applicable Health Care Laws. Neither the Company nor its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that it is in violation of any Health Care Laws and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor its subsidiaries, nor their respective officers, directors, employees, contractors or agents, is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor any of its employees, officers, directors, contractors or agents, nor its subsidiaries or any of the subsidiary’s employees, officers, directors, contractors or agents, has been excluded, suspended or debarred from participation in any U.S. federal health care program (as defined in 42 U.S.C. § 1320a-7b(f)) or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in such debarment, suspension, or exclusion. The Company and its subsidiaries have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by the Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were timely, complete, accurate and not misleading on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).

Section 4.32. Except as described in the SEC Documents and except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, technology, data and databases, including Personal Data (defined below), the data and information of their respective customers and employees, and any sensitive, confidential or regulated data maintained, processed or stored by the Company and its subsidiaries (collectively, “IT Systems and Data”); (ii) the IT Systems and Data are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted; (iii) the Company and its subsidiaries have used commercially reasonable efforts to implement and maintain, and have implemented and maintained, commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, physical, technological and administrative safeguards and controls, and business continuity/disaster recovery and security plans that are designed to protect against and prevent security breaches, unauthorized use or access, disablement, misappropriation, modification, or other compromise or misuse of the IT Systems and Data, and maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses, which are reasonably consistent with industry standards. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) “personal data” as defined by GDPR (defined below); (iii) any information which would qualify as “protected health information” under HIPAA; and (iv) any other piece of information that (A) is regulated by an applicable privacy law, regulation or contract and (B) allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation.

Section 4.33. Except as described in the SEC Documents and except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and each of its subsidiaries have complied, and are presently in compliance, with all applicable internal and external privacy policies, contractual obligations, applicable state, federal and international data privacy and security laws and regulations, including, without limitation, HIPAA, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679), and other statutes, judgments, orders, rules and regulations of any applicable court or arbitrator or other governmental or regulatory authority (collectively, the “Data Security Obligations”), (ii) the Company has not received from any applicable governmental authority any written notification of or written complaint alleging non-compliance by the Company or its subsidiaries with any Data Security Obligation, (iii) there is no action, suit or proceeding by or before any applicable court or governmental agency, authority or body pending or threatened in writing alleging non-compliance by the Company or its subsidiaries, (iv) to ensure compliance with the Data Security Obligations, the Company and its subsidiaries have at all times had in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data that is subject to the Data Security Obligations (the “Policies”) and (v) the Company and its subsidiaries have made all disclosures of its then-current Policies to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements.

Section 4.34. The Company maintains disclosure controls and procedures that comply with the requirements of the Exchange Act. Such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company and such disclosure controls and procedures are effective at the reasonable assurance level.

Section 4.35. Other than the Placement Agents, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or, to the Company’s knowledge, the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

Section 4.36. Neither the Company nor any of its subsidiaries nor any Person acting on their behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of the Securities.

Section 4.37. Neither the Company nor any of its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from the registration requirements of the Securities Act for the transactions contemplated hereby or would require registration of the Securities under the Securities Act or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NYSE.

Section 4.38. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 5, the offer and sale of the Securities by the Company to the Investor, and the issuance of the Warrant Shares upon exercise of the Warrants, is exempt from the registration requirements of the Securities Act. The issuance and sale of the Securities by the Company to the Investor, and the issuance of the Warrant Shares upon exercise of the Warrants, do not contravene the rules and regulations of the NYSE applicable to the Company. The Company is in compliance with applicable NYSE continued listing requirements.

Section 4.39. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the Securities Act.

Section 4.40. The Company acknowledges and agrees that, during the period beginning on the date of this Agreement and ending on the Closing Date, the Company will not enter into any Additional Purchase Agreements (or any side letter) with terms and conditions that are more advantageous to the investors thereunder than the terms and conditions set forth in this Agreement, unless such terms and conditions are also offered to the Investor. The Additional Purchase Agreements have not been amended or modified following the date of this Agreement. In addition, no amendment shall be made to an Additional Purchase Agreement, and no consideration shall be offered or paid to any Additional Investor to amend or consent to a waiver or modification of any provision of any of such Additional Investor’s Additional Purchase Agreement, unless the same amendment or consideration (other than the reimbursement of legal fees), as the case , also is offered to the Investor.

Section 5. Representations and Warranties of the Investors. The Investor represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

Section 5.1. The Investor has been duly incorporated and is validly existing and in good standing (to the extent this concept applies) under the laws of its jurisdiction of incorporation and is not in liquidation or receivership or the subject of any insolvency or bankruptcy proceedings, except to the extent that the failure to be so qualified or be in good standing (to the extent this concept applies) would not have a material adverse effect on the power and ability of the Investor to perform its obligations under this Agreement.

Section 5.2. This Agreement has been duly authorized, executed and delivered by the Investor. Assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

Section 5.3. The execution and delivery by the Investor of, and the performance by the Investor of its obligations under, this Agreement do not contravene any provision of (i) applicable law, (ii) certificate of incorporation, bylaws or other constitutive document of the Investor, or (iii) any agreement, or other instrument binding upon the Investor or any of its subsidiaries that is material to the Investor, or any judgment, order or decree of any governmental body, agency, or court having jurisdiction over the Investor or any subsidiary, except that in the case of clauses (i) and (iii) as would not, individually, or in the aggregate, reasonably be expected to have a material adverse effect on the power and ability of the Investor to perform its obligations under this Agreement. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Investor of its obligations under this Agreement, except such as have been obtained or waived.

Section 5.4. The Securities will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time. The Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

Section 5.5. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

Section 5.6. The Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has had the opportunity to conduct and complete its own independent due diligence. The Investor has received copies of the SEC Documents, which were made available to the Investor through the SEC’s EDGAR system. Based on the information the Investor has deemed appropriate, and without reliance upon the Placement Agents, it has independently made its own analysis and decision to enter into the Transaction Documents. The Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including, but not limited to, all business, legal, regulatory, accounting, credit and tax matters. The Investor has not relied on any advice furnished by or on behalf of the Placement Agents in connection with the transactions contemplated hereby. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, limit or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or on the truth, accuracy and completeness of the SEC Documents.

Section 5.7. The Investor understands that the Securities are “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

Section 5.8. The Investor is either an institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and the Investor is an “institutional account” within the meaning of FINRA Rule 4512(c) and has executed and delivered to the Company its Investor Questionnaire, which the Investor represents and warrants is true, correct and complete. The Investor is a sophisticated institutional investor with sufficient knowledge, sophistication and experience in business, including transactions involving private investments in public equity, to properly evaluate the risks and merits of its purchase of the Securities. The Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by this Agreement (a) are fully consistent with its financial needs, objectives and condition, (b) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the Investor and (c) are a fit, proper and suitable investment for the Investor, notwithstanding the substantial risks inherent in investing in or holding the Securities.

Section 5.9. The Investor hereby acknowledges and agrees that it has independently evaluated the merits of its decision to purchase the Securities, and that (i) the Placement Agents are acting solely as placement agents in connection with the execution, delivery and performance of this Agreement and are not acting as an underwriter or in any other capacity and are not and shall not be construed as fiduciaries for the Investor, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents, (c) the Placement Agents will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company and (d) the Placement Agents will not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to the Investor, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Documents.

Section 5.10. The Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising (as those terms are used in Regulation D).

Section 5.11. Other than the Placement Agents, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

Section 5.12. Other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor was first contacted by the Company, the Placement Agents or any other Person regarding the transactions contemplated hereby and ending on the date hereof. Notwithstanding the foregoing, in the case of the Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Investor’s assets and the portfolio managers have no direct knowledge of the investment decision made by the portfolio managers managing other portions of the Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities. The Investor, its Affiliates and, to the knowledge of such Investor, authorized representatives and advisors of the Investor who are aware of the transactions contemplated hereby, maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

Section 6. Conditions to Closing.

Section 6.1. Conditions to the Investors’ Obligations. The obligation of the Investor to purchase Securities at the Closing is subject to the fulfillment to the Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor:

(a)   The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or by material adverse effect, in which case such representations and warranties shall be true and correct in all respects) as of the date hereof and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)   The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)   The Company shall have submitted with the NYSE a Supplemental Listing Application with respect to the Shares and the Warrant Shares.

(d)   No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by the Transaction Documents.

(e)   No stop order or suspension of trading shall have been imposed by the NYSE, the SEC or any other governmental or regulatory body with respect to public trading in the Common Shares.

Section 6.2. Conditions to Obligations of the Company. The obligation of the Company to issue and sell the Securities at the Closing is subject to the fulfillment to the Company’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Company:

(a)   The representations and warranties made by the Investor in Section 5 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or material adverse effect, in which case such representations and warranties shall be true and correct in all respects) as of the date hereof and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Investor shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b)   No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by the Transaction Documents.

(c)   The Investor shall have provided to the Company the information set out in the Investor Questionnaire.

Section 6.3. Termination of Obligations to Effect Closing; Effects. The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

(a)   Upon the mutual written consent of the Company and Investor;

(b)   By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company; or

(c)   By the Investor if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor.

Section 7. Covenants and Agreements of the Company.

Section 7.1. Disclosure of Transactions. No later than 8:00 a.m., New York City time, on June 16, 2025 (the “Disclosure Time”), the Company shall issue one or more press releases and/or file with the SEC one or more Current Reports on Form 8-K (including all exhibits thereto, the “Disclosure Document”) disclosing (i) all material terms of the transactions contemplated by the Transaction Documents and (ii) all material non-public information concerning the Company disclosed to the Investor by the Company or its representatives prior to the issuance or filing of the Disclosure Document. Consequently, upon the issuance or filing of the Disclosure Document, the Company agrees that the Investor will not be in possession of any material non-public information concerning the Company disclosed to the Investor by the Company or its representatives prior to the issuance or filing of the Disclosure Document. Upon the earlier of the (i) the Disclosure Time and (ii) the issuance or filing, as applicable, of the Disclosure Document satisfying clauses (i) or (ii) of the foregoing sentence, the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company or any of its officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting securities transactions. After of the issuance or filing of the Disclosure Document, the Company shall not provide the Investor with any material non-public information concerning the Company without the Investor’s prior written consent. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of the Investor or any of its Affiliates or advisers, or include the name of the Investor or any of its Affiliates or advisers, in any press release or filing with the SEC or any regulatory agency, without the prior written consent of the Investor, except as required by the federal securities law in connection with any registration statement contemplated by this Agreement or to the extent such disclosure is required by law or the applicable rules or regulations of the NYSE, in which case the Company shall allow the Investor, to the extent reasonably practicable in the circumstances, reasonable time to comment on such disclosure in advance of such disclosure.

Section 7.2. NYSE Listing. From the date hereof until such time as the Shares and the Warrant Shares no longer constitute Registrable Securities, the Company will use commercially reasonable efforts to continue the listing and trading of its Common Shares on the NYSE and, in accordance therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the NYSE listing standards.

Section 7.3. Removal of Legends. In connection with any sale or disposition of the Shares or the Warrant Shares by the Investor pursuant to Rule 144 or pursuant to an effective registration statement, if requested by the Investor, the Company shall use its reasonable efforts to request that the Company’s transfer agent remove any restrictive legends related to the book-entry positions representing such Shares or Warrant Shares, provided that the Company has received customary representations and other documentation reasonably acceptable to the Company in connection therewith. Subject to receipt by the Company of customary representations and other documentation (which shall not include a legal opinion) reasonably acceptable to the Company in connection therewith, upon the earliest of such time as the Shares and Warrant Shares (a) have been sold or transferred pursuant to an effective registration statement, (b) have been sold pursuant to Rule 144 or (c) are eligible for resale under Rule 144 or any successor provision without volume or manner-of-sale restrictions and without current public information requirements, the Company shall (i) deliver to the Company’s transfer agent instructions to remove any restrictive legends related to the book-entry positions representing such Shares or Warrant Shares, as applicable, and (ii) cause its counsel to deliver to the Company’s transfer agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act. The Company shall be responsible for the fees of its transfer agent.

Section 7.4. Transfer Restrictions. The Investor agrees that it will sell, transfer or otherwise dispose of the Securities and the Warrant Shares only in compliance with all applicable state and federal securities laws.

Section 7.5. Reservation of Warrant Shares. Until the expiration of the Warrants, the Company shall take all action necessary to have authorized and reserved the Warrant Shares (without taking into account any limitations on exercise of the Warrants).

Section 7.6. Fees. The Company shall be responsible for the payment of any placement agent fees, financial advisory fees or broker’s commissions (other than for Persons engaged by the Investor) relating to or arising out of the transactions contemplated hereby, including any fees or commissions payable to the Placement Agents.

Section 7.7. Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no controlled Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investor or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NYSE. The Company shall not take any action or steps that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from the registration requirements of the Securities Act for the transactions contemplated hereby or require registration of the Securities under the Securities Act.

Section 7.8. Confidentiality After the Date Hereof. The Investor covenants that until the earlier of the Disclosure Time and such time as all information provided to the Investor that constitutes “material non-public information” under applicable securities laws is publicly disclosed by the Company, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Investor’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

Section 7.9. Registration Rights and Rule 144.

(a)   The Company shall use its reasonable best efforts to register the resale by the Investor of the Registrable Securities on a registration statement on Form S-3 (the “Registration Statement”) no later than 30 Business Days after the Closing Date, and shall provide the Investor with a copy of such draft Registration Statement for review not less than two Business Days before filing. The Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable, but in no event later than five Business Days after the SEC has notified the Company that it will not review, or has completed its review, of the Registration Statement and in no event later than 90 calendar days following the date of this Agreement in case of “full review” of the Registration Statement by the SEC, provided that the Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon the Investor furnishing in writing to the Company such information regarding the Investor or its permitted assigns, the securities of the Company held by the Investor and the intended method of disposition of the Registrable Securities (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Investor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, further, that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. Upon notification by the SEC that any Registration Statement has been declared effective by the SEC, within one Business Day thereafter, the Company shall file a final prospectus as required by Rule 424 under the Securities Act. For the avoidance of doubt, the Registration Statement may register the securities issued and issuable (including pursuant to warrants issued) pursuant to the Additional Purchase Agreements in addition to the Investor’s Registrable Securities (but not any other securities). The Company shall use its reasonable best efforts to keep the Registration Statement effective (and the related prospectus current) with respect to the Registrable Securities as long as the Investor holds Registrable Securities. Neither the Company nor any affiliate thereof shall identify the Investor as an underwriter in any public disclosure or filing with the SEC applicable trading market without the prior written consent of such Investor, and any Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement; provided that if the Investor is required to be named as an underwriter and the Investor does not consent to being so named, the Company shall be relieved of its obligations to register the Registrable Securities of the Investor.

(b)   Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any holder of Registrable Securities included in a Registration Statement, suspend the use of any Registration Statement, including any prospectus that forms a part of a Registration Statement, if the Company (i) determines that it would be required to make disclosure of material information in the Registration Statement that the Company has a bona fide business purpose for preserving as confidential, (ii) determines it must amend or supplement the Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading or (iii) has experienced or is experiencing some other material nonpublic event, including a pending transaction involving the Company, the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company; provided, however, that in no event shall holders of Registrable Securities be suspended from selling Registrable Securities pursuant to the Registration Statement for a period that exceeds 30 consecutive Trading Days or 60 total Trading Days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to holders whose Registrable Securities are included in the Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated hereby. The Investor may deliver written notice (an “Opt-Out Notice”) to the Company requesting that the Investor not receive notices from the Company otherwise required by this Section 7.9; provided, however, that the Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Investor (unless subsequently revoked), (a) the Company shall not deliver any notices pursuant to this Section 7.9 to the Investor and the Investor shall no longer be entitled to the rights associated with any such notice and (b) each time prior to the Investor’s intended use of an effective Registration Statement, the Investor will notify the Company in writing at least two Business Days in advance of such intended use, and if a notice of a suspension was previously delivered (or would have been delivered but for the provisions of this this Section 7.9) and the related suspension period remains in effect, the Company will so notify the Investor, within one Business Day of the Investor’s notification to the Company, by delivering to the Investor a copy of such previous notice of a suspension, and thereafter will provide the Investor with the related notice of the conclusion of such suspension immediately upon the conclusion thereof (which notices shall not contain any material nonpublic information or subject the Investor to any duty of confidentiality).

(c)   With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as there are no longer Registrable Securities; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish electronically to each Investor upon request, as long as the Investor owns any Registrable Securities, a written statement by the Company that it has complied with the reporting requirements of the Securities Act.

Section 8. Indemnification.

Section 8.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Investor, the officers, directors, partners, members and employees of the Investor, each Person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members and employees of each such controlling Person (each, an “Investor Indemnified Party”), against any losses, claims, damages, liabilities and expenses (including reasonable attorney fees) to which such Investor Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part upon any breach of this Agreement or any Transaction Document by the Company or any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus thereto, or any amendment or supplement thereof, and will reimburse each Investor Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Investor Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (d) the failure of such Investor Indemnified Party to comply with the covenants and agreements contained herein, (e) the inaccuracy of any representations made by such Investor Indemnified Party herein, (f) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by an Investor Indemnified Party in writing specifically for use in the Registration Statement or a prospectus, (g) the use by an Investor Indemnified Party of an outdated or defective prospectus after the Company has notified such Investor in writing that such prospectus is outdated or defective or (h) an Investor Indemnified Party’s failure to send or give a copy of the prospectus or supplement (as then amended or supplemented), if required (and not exempted), to the persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities.

Section 8.2. Indemnification by the Investor. The Investor agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, the officers, directors, partners, members and employees of the Company, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members and employees of each such controlling Person (each, a “Company Indemnified Party”), against any losses, claims, damages, liabilities and expenses (including reasonable attorney fees), to which such Company Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus thereto, or any amendment or supplement thereof, and will reimburse each Company Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Company Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that the Investor will be liable in any such case only to the extent that such untrue statement or omission is contained in information furnished in writing by the Investor to the Company specifically for inclusion in the Registration Statement or prospectus or amendment or supplement thereto. In no event shall the liability of the Investor be greater than the dollar amount of the proceeds received by the Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation.

Section 8.3. Indemnification Procedure. Promptly after any indemnified party hereunder (the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

Section 9. Miscellaneous.

Section 9.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

Section 9.2. Counterparts; Email. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 9.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 9.4. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified or (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day. All communications shall be sent to the respective parties at their electronic mail address or address as set forth below, or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9.4.

If to the Company:

ADC Therapeutics SA
c/o ADC Therapeutics America, Inc.
430 Mountain Avenue, 4th Floor
Murray Hill, New Jersey 07974
Attention: Peter Graham
Email: peter.graham@adctherapeutics.com

With a copy (which will not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Yasin Keshvargar
Email: yasin.keshvargar@davispolk.com

If to the Investor:

to the contact information set forth on the signature page hereto.

Section 9.5. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated.

Section 9.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor; provided that, notwithstanding the foregoing, Section 7.9 may be amended and the observance of any term of Section 7.9 may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Persons holding a majority of all securities sold in the PIPE Transaction then entitled to registration rights substantially similar to those set forth in Section 7.9.

Section 9.7. Publicity. Except as set forth above, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investor without the prior written consent of the Company (in the case of a release or announcement by the Investor) or the Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case (other than with respect to any filings by the Investor required by Section 13 or Section 16 of the Exchange Act) the Company or the Investor, as the case may be, shall allow the Investor or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

Section 9.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

Section 9.9. No Third-Party Beneficiaries. The Placement Agents shall be third-party beneficiaries of (i) the representations and warranties of the Company in Section 4 hereof and the representations and warranties of the Investor in Section 5 hereof and (ii) Section 9.10 hereof. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 8 and this Section 9.9.

Section 9.10. Exculpation of the Placement Agents. Each party hereto agrees for the express benefit of the Placements Agent and its Affiliates and representatives that:

(a)   None of the Placement Agents, their respective Affiliates or any of their representatives (i) has any duties or obligations with respect to the transactions contemplated by the Transaction Documents, other than those specifically set forth herein or in the engagement letter, dated as of May 30, 2025, between the Company and the Placement Agents (the “Placement Agent Engagement Letter”), (ii) shall be liable for any improper payment made in accordance with the information provided by the Company, (iii) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Documents or in connection with any of the transactions contemplated hereby and thereby or (iv) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with the Transaction Documents, except in each case, for such party’s own gross negligence, willful misconduct or bad faith.

(b)   The Placement Agents, their Affiliates and their representatives shall be entitled to (i) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter, opinion or any other document or security delivered to any of them by or on behalf of the Company, and (ii) be indemnified by the Company for acting as the Placement Agents hereunder pursuant to the indemnification provisions set forth in the Placement Agent Engagement Letter.

Section 9.11. Entire Agreement. The Transaction Documents, including the signature pages and exhibits thereto, and any oral or written agreement between the Company and the Investor regarding confidentiality matters that was entered into in connection with the transactions contemplated hereby, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

Section 9.12. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

Section 9.13. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof (other than Sections 5-1401 and 5-1402 of the General Obligations Law). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

ADC Therapeutics SA

By:
Name: Ameet Mallik
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

[●]

By:
Name:
Title:

Number of Shares:

Number of Pre-Funded Warrants:

Notice Information:

[Signature Page to Securities Purchase Agreement]